                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 21, 1998



                         WESTERFED FINANCIAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
--------------------------------------------------------------------------------
(State or other              (Commission File No.)                (IRS Employer
 jurisdiction of                                                  Identification
 incorporation)                                                      Number)


 110 East Broadway, Missoula, Montana                               59802
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:               (406) 721-5254
--------------------------------------------------------------------------------




                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.     Other Events

                     On April 21, 1998 the Registrant issued the press
            releases attached as Exhibit 99.6.


Item 7.     Financial Statements and Exhibits

            (a)      Exhibits

                     99.6     Press releases, dated April 21, 1998

                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     WesterFed Financial Corporation

Date:    April 28, 1998              By: /s/ Lyle R. Grimes
--------------------------              ----------------------------------------
                                             Lyle R. Grimes
                                             President/Chief Executive Officer

                                Index to Exhibits




                                                              Sequentially
                                                              Numbered Page
                                                             Where Attached
     Exhibit                                                    Exhibits
      Number                                                   are located
      ------                                                  ------------
       99.6     Press Releases dated April 21, 1998                 5

                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                             THIRD QUARTER EARNINGS


         Missoula, Montana -- April 21, 1998 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Security Bank (the "Bank"), announced earnings for the third quarter ended March 31, 1998 of $1.4 million, or $0.24 per share, as compared to $1.2 million , or $0.27 per share for the same period last year. Earnings for the nine month period ended March 31, 1998 were $5.3 million, or $0.94 per share as compared to $2.4 million, or $0.54 per share, for the same nine month period last year. The earnings for the nine month period ended March 31, 1997 included a one time after-tax charge to earnings of $1.4 million, or $0.32 per share, for a special assessment to recapitalize the Federal Deposit Insurance Corporation ("FDIC") Savings Association Insurance Fund ("SAIF"). All per share amounts are diluted earnings per share as calculated under SFAS No. 128.

         The Company also announced it will pay a regular cash dividend of $0.125 per share for the quarter ended March 31, 1998 payable on May 21, 1998 to stockholders of record on May 7, 1998. The regular quarterly cash dividend of $0.125 represents an increase of 4.2% over the prior quarter's regular cash dividend of $0.12 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         The Company has previously announced a plan to repurchase up to 5.0% of its outstanding shares of common stock in the open market during a twelve month period depending upon market conditions.

         President/Chief Executive Officer Lyle R. Grimes stated, "The earnings for the quarter just ended reflect the substantial costs incurred in completing the conversion of its wholly owned subsidiary, Western Federal Savings Bank of Montana and Security Bank Division to a single, commercial bank oriented, data processing system that allows the Bank to continue its emphasis on adding commercial banking to its traditional thrift business. The new system will also provide the Bank with Year 2000 compliance in its primary data system. The single data system allows our customers to access their accounts at any of our 34 branches. As a result, in February, the Bank changed its name at all locations to 'Western Security Bank.' The Bank incurred significant one-time charges and expenses estimated to be approximately $900,000 during the quarter as these statewide changes were completed and announced with new signs and extensive advertising programs. In Bozeman and Lewistown, operations were consolidated allowing the sale of one building in each community."

         Grimes further stated, "The Company continues to attain growth in the net loans receivable portfolio which increased to $670.6 million at March 31, 1998 from $630.3 million at June 30, 1997. In addition, the Company's goal of increasing the commercial and consumer loan portfolios is being achieved. The percentage of gross consumer loans, commercial and agricultural loans and residential real estate loans to total gross loans has changed to 24.4%, 18.4% and 57.2% respectively at March 31, 1998 from 20.6% , 16.2% and 63.2% respectively at June 30, 1997."

          Total assets increased to $1.0 billion at March 31, 1998 as compared to $955.6 million at June 30, 1997. Total deposits increased to $644.6 million at March 31, 1998 as compared to $630.9 million at June 30, 1997 and total stockholders' equity increased to $108.7 million at March 31, 1998, or 10.6% of assets from $104.3 million at June 30, 1997.

         Net income increased to $1.4 million for the quarter ended March 31, 1998 from $1.2 million for the same period last year. Net interest income before provision for loan losses for the quarter ended March 31, 1998 increased $2.3 million, or 40.4%, to $8.0 million as compared to $5.7 million over the same period last year. Total non-interest income increased $1.1 million to $2.1 million during the quarter ended March 31, 1998 from $1.0 million during the same period last year. Non-interest expenses increased $3.0 million to $7.6 million for the quarter ended March 31, 1998 from $4.6 million for the same period last year. The increases in income and expenses were primarily the result of the acquisition of Security Bancorp in February 1997. Included in the expenses for the quarter ended March 31, 1998 were professional fees and other expenses in excess of $700,000 related to consolidation of the Western Federal and Security Bank operations and the data center conversion.

         Net income increased $2.9 million to $5.3 million for the nine month period ended March 31, 1998 from $2.4 million for the same period last year. Included in the net income for the nine month period ended March 31, 1997 was a one time after-tax special assessment of $1.4 million to recapitalize the SAIF. Net interest income before provision for loan losses for the nine month period ended March 31, 1998 increased $9.1 million to $24.1 million, from $15.0 million for the same period last year. Total non-interest income increased $3.3 million to $6.1 million during the nine month period ended March 31, 1998 from $2.8 million during the same period last year. Non-interest expenses increased $7.0 million to $20.8 million for the nine month period ended March 31, 1998 from $13.8 million for the same period last year. The increases in income and expenses were primarily the result of the acquisition of Security Bancorp effective March 1, 1997. Included in the expenses for the nine month period just ended were professional fees and other expenses in excess of $1.0 million related to consolidation of the Western Federal and Security Bank operations and the data center conversion.

         Non-performing assets totaled $6.6 million at March 31, 1998, as compared to $2.4 million at June 30, 1997. The $4.2 million increase from June 30, 1997 to March 31, 1998 was due primarily to an increase in non-performing one - to four-family, construction, consumer and foreclosed assets of $2.2 million, $400,000, $977,000 and $407,000 respectively. In the merger conversion of Security, and in conjunction with the data center conversion the Bank adopted Western's more conservative methodology as to the classification of assets for non-performing loan classification. This change in classification accounted for approximately $960,000 in the preceding increases in one-to four-family loans. One- to four- family loans are considered non-accruing after 120 days and all other loans are automatically placed on non-accrue status after 90 days. As a result of this change, interest income decreased approximately $125,000 because additional loans were considered to be non accruing. Non-performing assets as a percentage of total assets increased to 0.64% at March 31, 1998 from 0.25% at June 30, 1997. The national composite for thrifts was 1.00% at December 31, 1997, which is the latest available information as reported by the Office of Thrift Supervision.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank of Montana, which is Montana's largest savings bank, operates thirty-four offices in twenty Montana communities.

CONTACT:      Dale W. Brevik, Senior Vice President/Marketing
              James A. Salisbury, Treasurer/Chief Financial Officer
              (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                                                  (Unaudited)
                                                                                   March 31,               June 30,
                       ASSETS                                                         1998                   1997
                                                                                -----------------      ---------------
Cash and due from banks                                                       $            16,994   $           16,999
Interest-bearing due from banks                                                            17,199                  160
                                                                                -----------------      ---------------

       Cash and cash equivalents                                                           34,193               17,159

Interest-bearing deposits                                                                     100                2,000
Investment securities available-for-sale                                                   80,623               51,683
Investment securities, at amortized cost
 (estimated market value of $17,270 at
 Mar. 31, 1998 and $27,728 at June 30, 1997)                                               16,881               27,466
Stock in Federal Home Loan Bank, at cost                                                   13,303               11,456
Mortgage-backed securities available-for-sale                                              28,209               31,388
Mortgage-backed securities, at amortized
 cost (estimated market value of $110,844 at
 Mar. 31, 1998 and $119,193 at June 30, 1997)                                             107,768              117,781
Loans available-for-sale                                                                    9,008                3,700
Loans receivable, net                                                                     661,642              626,577
Accrued interest receivable                                                                 7,537                6,957
Premises and equipment, net                                                                30,735               29,291
Core deposit intangible                                                                     4,725                5,276
Goodwill                                                                                   16,833               15,562
Cash surrender value of life insurance
 policies                                                                                   6,633                6,120
Other assets                                                                                4,984                3,223
                                                                                -----------------      ---------------

       Total assets                                                           $         1,023,174   $          955,639
                                                                                =================      ===============
        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Deposits                                                                     $           644,560   $          630,869
 Repurchase agreements                                                                      9,017                7,786
 Borrowed funds                                                                           236,848              191,450
 Advances from borrowers for taxes
    and insurance                                                                           4,806                3,753
 Income taxes - current and deferred                                                        2,492                3,504
 Accrued interest payable                                                                   4,212                3,593
 Accrued expenses and other liabilities                                                    12,545               10,425
                                                                                -----------------      ---------------

       Total liabilities                                                                  914,480              851,380
                                                                                -----------------      ---------------
Stockholders' Equity:
 Preferred stock, $.01 par value:
    5,000,000 shares authorized;
    none outstanding                                                                           --               --
 Common stock, $.01 par value:
    10,000,000 shares authorized;
    5,583,968 shares issued at Mar. 31,
    1998 and 5,564,904 shares issued
    at June 30, 1997                                                                           56                   56
 Paid-in capital                                                                           68,730               67,941
 Common stock acquired by ESOP/RRP                                                         (2,522)              (2,936)
 Treasury stock, at cost                                                                   (3,461)              (3,081)
 Net unrealized gain (loss) on securities
    available-for-sale                                                                        238                  (35)
 Retained earnings                                                                         45,653               42,314
                                                                                -----------------      ---------------

      Total stockholders' equity                                                          108,694              104,259
                                                                                -----------------      ---------------
      Total liabilities and stockholders'
         equity                                                               $         1,023,174   $          955,639
                                                                                =================      ===============

      Book value per share                                                    $             19.47   $            18.74
                                                                                =================      ===============

      Tangible book value per share                                           $             15.60   $            14.99
                                                                                =================      ===============

CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                         (Unaudited)                             (Unaudited)
                                                      Three Months Ended                      Nine Months Ended
                                                           March 31,                              March 31,
                                                   1998                1997               1998               1997
                                                ----------          ----------         ----------         ----------
Interest Income:
 Loans receivable                               $   14,171          $    9,288         $   42,189         $   24,832
 Mortgage-backed securities
  available-for-sale                                   476                 748              1,595              2,145
 Mortgage-backed securities                          1,891               1,308              5,831              3,346
 Investment securities
  available-for-sale                                 1,699                 694              4,120              2,141
 Investment securities                                 325                 134              1,452                348
 Interest-bearing deposits                             210                 357                520                846
 Other                                                  94                  56                252                148
                                                ----------          ----------         ----------         ----------
  Total interest income                             18,866              12,585             55,959             33,806
                                                ----------          ----------         ----------         ----------
Interest expense:
 NOW and money market
  demand                                               817                 488              2,481              1,237
 Savings                                               651                 553              2,012              1,492
 Certificates of deposit                             5,489               3,763             16,348              9,766
 Advances from FHLB-Seattle
  and other borrowed funds                           3,886               2,125             10,985              6,289
                                                ----------          ----------         ----------         ----------

  Total interest expense                            10,843               6,929             31,826             18,784
                                                ----------          ----------         ----------         ----------

  Net interest income                                8,023               5,656             24,133             15,022
 Provision for loan losses                             210                  61                630                103
                                                ----------          ----------         ----------         ----------
  Net interest income
   after provision for
   loan losses                                       7,813               5,595             23,503             14,919
                                                ----------          ----------         ----------         ----------
Non-interest income:
 Loan origination fees                                 598                 121              1,602                345
 Service fees                                        1,096                 761              3,382              1,891
 Net gain on sale of loans
  and securities available-
  for-sale                                             212                  86                701                400
 Other                                                 217                  52                396                122
                                                ----------          ----------         ----------         ----------
  Total non-interest
   income                                            2,123               1,020              6,081              2,758
                                                ----------          ----------         ----------         ----------
Non-interest expenses:
 Compensation and employee
  benefits                                           3,538               2,357              9,985              5,951
 Net occupancy expense
  of premises                                          541                 356              1,605                834
 Equipment and furnishings
  expense                                              478                 257              1,248                622
 Data processing expense                               441                 241              1,218                574
 Federal insurance premium                              88                  60                268                425
 SAIF special assessment                                --                  --                 --              2,297
 Intangibles amortization                              356                 123              1,018                123
 Marketing and advertising                             264                 129                626                361
 Other                                               1,875               1,083              4,881              2,601
                                                ----------          ----------         ----------         ----------

   Total non-interest expense                        7,581               4,606             20,849             13,788
                                                ----------          ----------         ----------         ----------

   Income before income taxes                        2,355               2,009              8,735              3,889

Income taxes                                           995                 814              3,468              1,521
                                                ----------          ----------         ----------         ----------

   Net income  (1)                                   1,360          $    1,195         $    5,267         $    2,368
                                                ==========          ==========         ==========         ==========

Net income per share
 Basic                                          $     0.26          $     0.27         $     0.99         $     0.57
                                                ==========          ==========         ==========         ==========
 Diluted                                        $     0.24          $     0.25         $     0.94         $     0.54
                                                ==========          ==========         ==========         ==========

Dividends per share                             $    0.125          $    0.105         $    0.360         $    0.300
                                                ==========          ==========         ==========         ==========
Dividend payout ratio before
 SAIF assessment - diluted                          52.08%              42.00%             38.30%             34.88%
                                                ==========          ==========         ==========         ==========

Average common and common
 equivalent shares outstanding:
 Basic                                           5,323,395           4,450,880          5,302,875          4,189,856
                                                ==========          ==========         ==========         ==========
 Diluted                                         5,627,401           4,702,738          5,613,335          4,398,688
                                                ==========          ==========         ==========         ==========

(1) The nine months ended March 31, 1997 includes approximately
    $1,414, or $0.32 per share diluted, special SAIF assessment net of tax at 38.5%.

Selected Financial Ratios and Other Data:

                                                               (Unaudited)                        (Unaudited)
                                                           Three Months Ended                  Nine Months Ended
                                                                March 31,                          March 31,
                                                          ----------------------              ---------------------
                                                          1998              1997              1998             1997
                                                          ----              ----              ----             ----
Performance Ratios:
  Return on assets (ratio of
   net income to average total
   assets)  (1)                                           0.53%             0.70%             0.69%            0.52%
  Return on assets before SAIF
   special assessment (1)                                 0.53              0.70              0.69             0.83
  Return on equity (ratio of
   net income to average
   equity)  (1)                                           5.01              5.46              6.55             3.85
  Return on equity before SAIF
   special assessment (1)                                 5.01              5.46              6.55             6.16

  Interest rate spread information:
     Average during period                                3.13              3.07              3.18             2.93
     End of period                                        3.04              3.38              3.04             3.38
  Net interest margin(1)(2)                               3.38              3.54              3.45             3.49
  Ratio of non-interest expense
   to average total assets (1)                            2.94              2.70              2.74             3.03
  Ratio of non-interest expense
   without SAIF special assessment
   to average assets (1)                                  2.94              2.70              2.74             2.53

Asset Quality Ratios:
  Non-performing assets to total
   assets, at end of period                               0.64              0.22              0.64             0.22
  Total allowance for loan losses
   to total non-performing
   assets (3)                                            76.94            222.91             76.94           222.91

Capital Ratios:
  Stockholders' equity to total
   assets, at end of period                              10.62             10.98             10.62            10.98
  Tangible stockholders' equity
   to tangible assets, at end
   of period                                              8.70              8.88              8.70             8.88
  Ratio of average interest-earning
   assets to average interest-
   bearing liabilities                                  105.63            110.73            105.77           112.82

___________________________________________________________________________________________________________________

(1) Annualized
(2) Net interest income divided by average interest-earning assets
(3) Includes non-performing and foreclosed assets

WESTERFED FINANCIAL CORP

                                                                    (Unaudited)
                                          ---------------------------------------------------------------
                                               March 31, 1998 - QTD              March 31, 1997 - QTD
                                          -------------------------------  ------------------------------
                                             Average     Interest             Average     Interest
                                          Outstanding    Earned/  Yield/   Outstanding    Earned/  Yield/
                                            Balance (5)   Paid     Rate      Balance (5)   Paid     Rate
                                          -------------------------------  ------------------------------
INTEREST EARNING ASSETS:
  Loans receivable (1)(2)                 $   674,817   $ 14,171    8.40%  $  444,314   $  9,288    8.36%
  Mortgage-backed securities (2)              138,388      2,367    6.84%     117,521      2,056    7.00%
  Investments (2)                             115,674      2,024    7.00%      52,087        828    6.36%
  Other Interest-earning assets (3)            14,305        210    5.87%      21,641        357    6.60%
  Cash surrender value of life insurance        6,599         94    5.70%       4,200         56    5.33%
                                          -------------------------------  ------------------------------
    Total Interest-Earning Assets             949,783     18,866    7.95%     639,763     12,585    7.87%
                                          ===============================  ==============================

INTEREST-BEARING LIABILITIES:
  Certificates of deposits                    386,531      5,489    5.68%     265,287      3,732    5.63%
  Savings accounts                             95,469        651    2.73%      77,233        553    2.86%
  Demand and now accounts                     108,329        285    1.05%      66,330        214    1.29%
  Money market accounts                        53,513        531    3.97%      31,656        274    3.46%
                                          -------------------------------  ------------------------------
    Total deposits                            643,842      6,956    4.32%     440,506      4,773    4.33%
  FHLB advances and notes payable             254,781      3.851    6.05%     136,360      2,120    6.22%
  Collateralized mortgage obligations             566         36   25.44%         925         36   15.57%
                                          -------------------------------  ------------------------------
    Total Interest-Bearing Liabilities        899,189     10,843    4.82%     577,791      6,929    4.80%
                                          ===============================  ==============================


Net interest income                                       $8,023                          $5,656
                                                     ===========                      ==========

Net interest rate spread                                            3.13%                           3.07%
                                                                =========                       =========

Net interest earning assets                   $50,594                         $61,972
                                          ===========                      ==========


Net interest margin (4)                                             3.38%                           3.54%
                                                                =========                       =========

Average interest-earning assets
  to average interest-bearing liabilities                 105.63%                         110.73%
                                                        =========                       =========

---------------------------------------------------------------------------------------------------------
                                         TABLE RESTUBBED BELOW
---------------------------------------------------------------------------------------------------------



                                                                    (Unaudited)
                                          ---------------------------------------------------------------
                                               March 31, 1998 - YTD              March 31, 1997 - YTD
                                          -------------------------------  ------------------------------
                                             Average     Interest             Average     Interest
                                          Outstanding    Earned/  Yield/   Outstanding    Earned/  Yield/
                                            Balance (5)   Paid     Rate      Balance (5)   Paid     Rate
                                          -------------------------------  ------------------------------
INTEREST EARNING ASSETS:
  Loans receivable (1)(2)                 $  663,273    $ 42,188   8.48%   $  395,336    $  24,832  8.37%
  Mortgage-backed securities (2)             144,836       7,426   6.84%      104,941        5,491  6.98%
  Investments (2)                            107,733       5,573   6.90%       52,799        2,489  6.29%
  Other interest-earning assets (3)            9,771         520   7.10%       17,028          846  6.62%
  Cash surrender value of life insurance       6,492         252   5.18%        3,551          148  5.56%
                                          -------------------------------  ------------------------------
    Total Interest-Earning Assets            932,104      55,959   8.00%      573,655       33,806  7.86%
                                          ===============================  ==============================

INTEREST-BEARING LIABILITIES:
  Certificates of deposits                   380,354      16,348   5.73%      227,740        9,734  5.70%
  Savings accounts                            97,770       2,012   2.74%       67,966        1,493  2.93%
  Demand and now accounts                    106,741         925   1.16%       54,304          557  1.37%
  Money market accounts                       51,884       1,555   4.00%       26,274          680  3.45%
                                          -------------------------------  ------------------------------

    Total deposits                           636,748      20,840   4.36%      376,283       12,464  4.42%
  FHLB advances and notes payable            243,810      10,886   5.95%      131,181        6,197  6.30%
  Collateralized mortgage obligations            664         100  20.09%        1,009          123 16.26%
                                          -------------------------------  ------------------------------
    Total Interest-Bearing Liabilities       881,222      31,826   4.82%      508,473       18,784  4.93%
                                          ===============================  ==============================


Net interest income                                      $24,133                           $15,022
                                                       ==========                         =========

Net interest rate spread                                           3.18%                            2.93%
                                                                 ========                         =======

Net interest earning assets                  $50,882                          $65,182
                                          ==========                       ==========


Net interest margin (4)                                            3.45%                            3.49%
                                                                 ========                         =======

Average interest-earning assets
  to average interest-bearing liabilities                 105.77%                          112.82%
                                                       ===========                        =========

(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves
(2)  Includes held and available for sale categories
(3)  Includes primarily short term liquid assets
(4) Net interest income divided by average interest earning assetss